EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated October 1, 2008, with respect to the statements of condition including the related portfolio schedules of EAFE Select 20 Portfolio 2008-4, EAFE Growth Select 20 Portfolio 2008-4, The Dow Jones Select Dividend Index Strategy Portfolio 2008-4, Select 5 Industrial Portfolio 2008-4, Select S&P Industrial Portfolio 2008-4, Select S&P Core Portfolio 2008-4, Global 45 Dividend Strategy Portfolio 2008-4, Nasdaq Select 10 Portfolio 2008-4, Multi-Strategy Series: EAFE, EDVY 2008-4, Select 10 Industrial Portfolio 2008-5A, and The Dow Contrarian Strategy Portfolio 2008-4 (included in Van Kampen Unit Trusts, Series 800) as of October 1, 2008, contained in Amendment No. 4 to the Registration Statement on Form S-6 (File No. 333-153141) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
October 1, 2008